      As filed with the Securities and Exchange Commission on June 3, 1997

                                                           Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                               -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               BET Holdings, Inc.

             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware

         (State or Other Jurisdiction of Incorporation or Organization)

                                   52-1742995

                      (I.R.S. Employer Identification No.)

         One BET Plaza, 1900 W Place, N.E., Washington D.C. 20018-1211

               (Address of Principal Executive Offices)         (Zip Code)

                               BET Holdings, Inc.
                        1991 Executive Stock Option Plan

                            (Full Title of the Plan)

                               Debra L. Lee, Esq.
                       One BET Plaza, 1900 W Place, N.E.
                          Washington, D.C.  20018-1211

                    (Name and Address of Agent For Service)

                                 (202) 608-2000

          Telephone Number, Including Area Code, of Agent For Service

                                    Copy to:
          Michael P. Rogan, Skadden, Arps, Slate, Meagher & Flom LLP
              1440 New York Avenue, N.W., Washington, D.C.  20005

                             CALCULATION OF REGISTRATION FEE

Title of                                    Proposed       Proposed
Securities                    Amount         Maximum        Maximum         Amount of
to be                         to be         Offering       Aggregate     Registration Fee
Registered                  Registered   Price Per Share   Offering            (3)
                               (4)           (1)(2)       Price (1)(2)

Class A Common Stock         2,000,000      $32.125        $64,250,000      $19,469.70
$.02 par value per share


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the high and low sales prices of the common stock of the registrant as reported on the New York Stock Exchange on May 30, 1997, a date within five business days of the date on which this registration statement is being filed.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3)  Calculated pursuant to Section 6(b) of the Securities Act of 1933.

(4) Plus such additional number of shares of Class A Common Stock as may be issuable pursuant to the antidilution provisions of the Registrant's 1991 Executive Stock Option Plan. As permitted pursuant to Rule 429 under the Securities Act of 1933, the Prospectus covering the securities that are registered hereby is a combined prospectus which relates to the shares registered pursuant to this Registration Statement and pursuant to Registration Statement No. 33-67146.
================================================================================

                                EXPLANATORY NOTE


               On June 7, 1993, subject to shareholder approval, the Board of Directors of BET Holdings, Inc. (the "Company") amended the Company's 1991 Executive Stock Option Plan, as amended (the "Plan") to increase the number of shares of Class A Common Stock for which options and other incentive awards may be granted during the term of the Plan from 1,000,000 to 2,000,000 (the "First Amendment"). On December 3, 1993, the holders of a majority of the combined voting power of the Class A, Class B and Class C Common Stock of the Company, voting together as a single class, approved the First Amendment at the 1993 Annual Meeting of Shareholders.

               On August 1, 1994, the Board of Directors of the Company amended the Plan, effective as of August 1, 1995, subject to shareholder approval, to increase the number of shares of Class A Common Stock for which options and other incentive awards may be granted during the term of the Plan from 2,000,000 to 3,000,000 (the "Second Amendment"). On December 1, 1995, the holders of a majority of the combined voting power of the Class A, Class B and Class C Common Stock of the Company, voting together as a single class, approved the Second Amendment at the 1995 Annual Meeting of Shareholders.

               This Registration Statement on Form S-8 relates to 2,000,000 additional shares of Class A Common Stock issuable pursuant to the provisions of the Plan.

               Pursuant to General Instruction E to Form S-8, the Company incorporates by reference herein the contents of its Registration Statement on Form S-8 (No. 33-67146).


     Item 8.  Exhibits

               5 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (including consent).

              23.1  Consent of Price Waterhouse LLP

              23.2 Consent of Skadden, Arps, Slate Meagher & Flom LLP (included in Exhibit 5).

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the District of Columbia on this 3rd day of June, 1997.

                                  BET HOLDINGS, INC.

                                  By: /s/ Debra L. Lee
                                     ------------------------
                                     Debra L. Lee
                                     President and Chief Operating
                                       Officer

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Name                      Title                    Date
           ----                      -----                    ----

/s/ Robert L. Johnson                                   June 3, 1997
--------------------------   Chairman, Chief            ------------------
  Robert L. Johnson          Executive Officer and
                             Director

/s/ William T. Gordon                                   June 3, 1997
--------------------------   Executive Vice             ------------------
  William T. Gordon,         President, Finance,
   III                       Chief Financial
                             Officer and Treasurer

/s/ Sheila Crump Johnson                                June 3, 1997
--------------------------   Director                   ------------------
  Sheila Crump Johnson


/s/ Delano E. Lewis                                     June 3, 1997
--------------------------   Director                   ------------------
  Delano E. Lewis


/s/ John C. Malone, Ph.D.                               June 3, 1997
--------------------------   Director                   ------------------
  John C. Malone,
   Ph.D.

/s/ Denzel Washington                                   June 3, 1997
--------------------------   Director                   ------------------
  Denzel Washington


/s/ Herbert P. Wilkins, Sr.                             June 3, 1997
--------------------------   Director                   ------------------
  Herbert P. Wilkins,
    Sr.

                                 EXHIBIT INDEX


     Exhibit                                Description
     Number
     -------
         5                     Opinion of Skadden, Arps, Slate,
                               Meagher & Flom (including consent).

      23.1                     Consent of Price Waterhouse LLP

      23.2                     Consent of Skadden, Arps, Slate,
                               Meagher & Flom (included in Exhibit 5).

